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As filed with the Securities and Exchange Commission on May 9, 2003

Registration No. 333-104651

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2
TO
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SILICON GRAPHICS, INC.

Delaware	3571	94-2789662
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1600 Amphitheatre Parkway
Mountain View, California 94043
(650) 960-1980
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Sandra M. Escher
Senior Vice President and General Counsel
Silicon Graphics, Inc.
1600 Amphitheatre Parkway
Mountain View, California 94043
(650) 960-1980
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Daniel G. Kelly, Jr.
Davis Polk & Wardwell
1600 El Camino Real
Menlo Park, California 94043
Tel: (650) 752-2000
Fax: (650) 752-2111

        Approximate date of commencement of proposed sale to the public:    As promptly as possible upon effectiveness of this Registration Statement.

        If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered(1)	Amount To Be Registered(2)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(3)(6)

Senior Notes Due 2009	$230,000,000	100%	$175,950,000	$14,235

Senior Convertible Notes Due 2009	(4)	(4)	(4)	(4)

Common Stock, par value $0.001 per share(5)	(5)	N/A	N/A	N/A

(1)
This registration statement relates to the exchange by Silicon Graphics, Inc. of an aggregate of up to $230,000,000 principal amount of its 5.25% Senior Convertible Notes Due 2004 for either (a) $1,000 in principal amount of its new Senior Notes Due 2009 for each $1,000 in principal amount of notes tendered, or (b) $1,000 principal amount of its new Senior Convertible Notes Due 2009 for each $1,000 in principal amount of notes tendered.

(2)
This amount is the maximum principal amount of 5.25% Senior Convertible Notes Due 2004 that may be received by the registrant from tendering holders.

(3)
The amount of the registration fee paid herewith was calculated, pursuant to Rule 457(f)(1) under the Securities Act of 1933, as amended, based on $175,950,000, the market value as of April 16, 2003 of the maximum amount of 5.25% Senior Convertible Notes Due 2004 that may be received by the registrant from tendering holders.

(4)
The total of Senior Notes Due 2009 and Senior Convertible Notes Due 2009 to be issued upon completion of this exchange offer will be no more than $230,000,000. Therefore no additional registration fee is required pursuant to Rule 457 of the Securities Act of 1933, as amended.

(5)
Such indeterminate number of shares of Common Stock as shall be issuable upon conversion of the Senior Convertible Notes being registered hereunder. No additional consideration will be received for the Common Stock and therefore no registration fee is required pursuant to Rule 457(i) under the Securities Act of 1933.

(6)
Previously paid.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

        This amendment number 2 to registrant's registration statement on Form S-4 (File No. 333-104651) is being filed solely for the purpose of filing the signature pages to amendment number 1 to such registration statement.

SIGNATURES FOR SILICON GRAPHICS, INC.

        Pursuant to the requirements of the Securities Act of 1933, Silicon Graphics, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing and has duly caused this amendment no. 1 to its registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on May 6, 2003.

SILICON GRAPHICS, INC.
By:	/s/ Sandra Escher Name: Sandra M. Escher Title: Senior Vice President and General Counsel

        Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to the registrant's registration statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Robert R. Bishop	Chairman and Chief Executive Officer (Principal Executive Officer)	May 6, 2003
* Jeffrey V. Zellmer	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	May 6, 2003
* Kathy Lanterman	Vice President and Corporate Controller (Principal Accounting Officer)	May 6, 2003
* Arthur L. Money	Director	May 6, 2003
* James A. McDivitt	Director	May 6, 2003
* Charles Steinberg	Director	May 6, 2003
* Dr. Robert M. White	Director	May 6, 2003

II-4

* Dr. Lewis S. Edelheit	Director	May 6, 2003
* Anthony R. Muller	Director	May 6, 2003
/s/ SANDRA ESCHER Sandra M. Escher	* Attorney-in Fact

II-5

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SIGNATURES FOR SILICON GRAPHICS, INC.